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                                                                       Exhibit 5

Morgan, Lewis & Bockius LLP
Counselors at Law

1701 Market Street
Philadelphia, PA 19103-2921
215-963-5000
Fax: 215-963-5299


                                 May 1, 2002

Corporate Office Properties Trust
8815 Centre Park Drive
Suite 400
Columbia, Maryland 21045

Re:      CORPORATE OFFICE PROPERTIES TRUST - REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

We have acted as counsel to Corporate Office Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the proposed filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering (i) $10,000,000 of Deferred Compensation Obligations, which represent unsecured obligations of the Company to pay deferred compensation in accordance with the terms of the Corporate Office Properties Trust Supplemental Nonqualified Deferred Compensation Plan (the "Plan") and
(ii) such indeterminate number of the common shares of beneficial interest, $0.01 par value, of the Company (the "Common Shares") as may be issuable upon redemption of the Deferred Compensation Obligations in accordance with the Plan. We have examined such records and have made such examination of law as we deem appropriate in connection with our opinions expressed in this letter. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof.

Based upon the foregoing, we advise you that, in our opinion, (i) when issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or general equity principles, and (ii) when, as and if the Deferred Compensation Obligations have been redeemed for Common Shares and such Common


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Shares have been issued and delivered in accordance with the terms of the Plan, such Common Shares will be validly issued, fully paid and nonassessable.


The opinion set forth above is limited to the laws of the State of Maryland.


We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


Very truly yours,

/s/ Morgan, Lewis & Bockius LLP